UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2013

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 4, 2013, Cerner Corporation (the “Company”) announced that Zane M. Burke was promoted to President of the Company, effective immediately. Mr. Burke will replace Neal L. Patterson as President of the Company. Mr. Patterson remains Chairman and Chief Executive Officer.
Mr. Burke, age 47, joined the Company in September 1996. Since that time, he has held a number of positions in the Company, including President of the Company's West region from 2003 to 2011, and, more recently, Executive Vice President of the Company's client organization.
In connection with his promotion, Mr. Burke will receive an equity grant of 50,000 shares of restricted stock, an increase in base salary to $570,000 and an increase in the non-equity incentive compensation target under Cerner's Performance Plan to $650,000.
There are no arrangements or understandings between Mr. Burke and any other person pursuant to which he was selected as an officer. Mr. Burke does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.
Item 7.01 Regulation FD Disclosure
A copy of the Company's press release announcing Mr. Burke's appointment as President of the Company issued September 4, 2013, is furnished herewith as Exhibit 99.1 and is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Cerner Corporation dated September 4, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: September 4, 2013	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated September 4, 2013